EXHIBIT 99.01

Release Date:  January 21, 2004            Contact:  Craig A. Creaturo
                                           Chief Accounting Officer and
                                           Treasurer
                                           (724) 352-4455
                                           ccreaturo@ii-vi.com
                                           Homepage:  www.ii-vi.com





                           II-VI INCORPORATED
            REPORTS SECOND QUARTER EARNINGS ON RECORD REVENUES
                           AND RECORD BOOKINGS


PITTSBURGH, PA., January 21, 2004 -- II-VI Incorporated (NASDAQ NMS:
IIVI) today reported results for its second fiscal quarter ended December 31, 2003. Net earnings for the quarter were $3,424,000 ($0.23 per share-diluted). These results compare with net earnings of $2,769,000 ($0.19 per share-diluted) in the second quarter of last fiscal year. For the six months ended December 31, 2003, net earnings were $6,538,000 ($0.45 per share-diluted). This compares with net earnings of $4,975,000 ($0.35 per share-diluted) for the same period last fiscal year.

Bookings for the quarter increased 28% to a record $41,110,000 compared to $32,033,000 in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2003 increased 13% to $75,692,000 from $66,906,000 for the same period last year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 10% to a record $34,635,000 from $31,431,000 in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2003 increased 9% to $68,729,000 from $63,002,000 for the same period last fiscal year.

Francis J. Kramer, president and chief operating officer said, "Record quarterly bookings and our third consecutive quarter of record revenues indicate strong demand for II-VI products across most markets. However, orders for near-infrared optics used in semiconductor manufacturing have not yet recovered. If demand from that industry were to improve during the second half of our fiscal year, our growth in this business area will accelerate. In the meantime, we continue to execute our plan for revenue and earnings growth while producing strong cash flow; this strategy enables us to continue to pay down debt, to invest in developing technologies and to make strategic capital investments to power future growth."

Segment Bookings and Revenues

Bookings for the quarter for infrared optics increased 19% to $21.9 million from $18.4 million in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2003 for infrared optics increased 13% to $44.2 million from $39.1 million for the same period last fiscal year. Revenues for the quarter for infrared optics increased 13% to $19.9 million from $17.6 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2003 for infrared optics increased 11% to $39.8 million from $35.9 million for the same period last fiscal year.

Bookings for the quarter for near-infrared optics increased 40% to $7.0 million from $5.0 million in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2003 for near-infrared optics decreased 3% to $11.6 million from $11.9 million for the same period last fiscal year. Revenues for the quarter for near-infrared optics decreased 9% to $5.2 million from $5.7 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2003 for near-infrared optics held steady at $11.1 million compared to the same period last fiscal year.

Bookings for the quarter for military optics increased 58% to $10.6 million from $6.7 million in the second quarter of the last fiscal year. Bookings for the six months ended December 31, 2003 for military optics increased 48% to $16.7 million from $11.3 million for the same period last fiscal year. Revenues for the quarter for military optics increased 12% to $6.5 million compared to $5.8 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2003 for military optics increased 5% to $12.2 million from $11.6 million for the same period last fiscal year.

Combined bookings for the quarter for the "Other" category for segment reporting purposes (which primarily represent the eV PRODUCTS division and the Wide Bandgap Materials group) were $1.6 million compared to $2.0 million in the second quarter of the last fiscal year. Combined bookings for the six months ended December 31, 2003 for these same groups were $3.2 million compared to $4.6 million for the same period last fiscal year. Revenues for the quarter from these groups were $3.0 million compared to $2.3 million in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2003 for these same groups were $5.6 million compared to $4.3 million for the same period last fiscal year.

Outlook

For the third fiscal quarter ending March 31, 2004, the Company currently forecasts revenues to range from $34 million to $36 million and earnings per share to range from $0.21 to $0.24. For the fiscal year ending June 30, 2004, the Company currently expects revenues to range from $139 million to $143 million and earnings per share to range from $0.92 to $0.98. As discussed in more detail below, actual results may differ from these forecasts due to factors such as changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Thursday, January 22, 2004 to discuss these results. The conference call will be broadcast live over the Internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://www.firstcallevents.com/service/ajwz396789808gf12.html.
Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the Internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI and Laser Power brand names and used primarily in high-power CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific and medical instruments and laser gain material and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics brand name. The Company's eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray detection materials and products for use in medical, industrial, environmental and scientific applications. The Company's Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in solid-state lighting, wireless infrastructure, RF electronics and power switching industries.

This press release contains forward-looking statements as defined by
Section 21E of the Securities Exchange Act of 1934. Any information which is not historical in nature constitutes such forward-looking statements. Actual results may differ from the results described in any forward-looking statements due to, among other things, changes in market demand for infrared, near-infrared and military infrared optics, and products of the eV PRODUCTS division and Wide Bandgap Materials group, the Company's ability to maintain or increase market share, the Company's ability to effectively address market opportunities, and general market and economic conditions throughout the world. Additional information on potential factors that could affect the Company's financial results was included in the Company's Form 10-K for the year ended June 30, 2003 as filed with the Securities and Exchange Commission.

CONTACT: Craig A. Creaturo, Chief Accounting Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.




















II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)

                                             Three Months Ended
                                                December 31,
                                              2003         2002
                                            --------     --------
Revenues

Net sales                                   $32,973      $28,898
Contract research and development             1,662        2,533
                                            --------     --------
                                             34,635       31,431
                                            --------     --------


Costs, Expenses & Other (Income) Expense

Cost of goods sold                           18,991        17,540
Contract research and development             1,376         2,132
Internal research and development             1,367           552
Selling, general and administrative           7,782         6,692
Interest expense                                117           247
Other (income) expense, net                    (149)          601
                                            --------     --------
                                             29,484        27,764
                                            --------     --------

Earnings Before Income Taxes                  5,151         3,667

Income Taxes                                  1,727           898
                                            --------     --------

Net Earnings                                $ 3,424       $ 2,769
                                            ========     ========

Diluted Earnings Per Share                  $  0.23       $  0.19
                                            ========     ========

Average Shares Outstanding - Diluted         14,668        14,408
















II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)

                                              Six Months Ended
                                                December 31,
                                              2003         2002
                                            --------     --------
Revenues

Net sales                                   $65,026      $58,107
Contract research and development             3,703        4,895
                                            --------     --------
                                             68,729       63,002
                                            --------     --------

Costs, Expenses & Other (Income) Expense

Cost of goods sold                           37,057       35,627
Contract research and development             3,367        4,376
Internal research and development             2,454        1,511
Selling, general and administrative          16,008       13,887
Interest expense                                251          525
Other (income) expense, net                    (240)         487
                                            --------     --------
                                             58,897       56,413
                                            --------     --------

Earnings Before Income Taxes                  9,832        6,589

Income Taxes                                  3,294        1,614
                                            --------     --------

Net Earnings                                $ 6,538      $ 4,975
                                            ========     ========

Diluted Earnings Per Share                  $  0.45      $  0.35
                                            ========     ========

Average Shares Outstanding - Diluted         14,654       14,388

















II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)


                                            December 31,   June 30,
                                                2003         2002
                                            ------------   ---------

Assets

Current Assets
  Cash and cash equivalents                 $ 15,259       $ 15,583
  Accounts receivable, net                    21,126         22,086
  Inventories                                 28,067         24,384
  Deferred income taxes                        3,489          3,794
  Other current assets                         1,750          1,968
                                            ---------      ---------
    Total Current Assets                      69,691         67,815



Property, Plant & Equipment, net              59,920         57,954
Goodwill, net                                 28,987         28,987
Investment                                     1,785          1,792
Other Intangible Assets, net                   6,309          4,643
Other Assets                                   2,189          1,602
                                            ---------      ---------
                                            $168,881       $162,793
                                            =========      =========



Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable                          $  5,461       $  6,115
  Current portion of long-term debt            7,549          6,923
  Other current liabilities                   14,954         14,577
                                            ---------      ---------
    Total Current Liabilities                 27,964         27,615


Long-Term Debt-less current portion           13,057         16,782

Other Liabilities, primarily deferred
income taxes                                   8,119          6,875

Shareholders' Equity                         119,741        111,521
                                            ---------      ---------
                                            $168,881       $162,793
                                            =========      =========




II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
($000)


The following segment and other financial information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net) and earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Similarly, EBITDA reflects operating profitability before certain non-operating expenses and non-cash charges.

                             Three Months Ended        Six Months Ended
                                December 31,              December 31,
                            ---------------------     -------------------
Segment Information           2003         2002         2003       2002
-------------------         --------     --------     --------    -------

Revenues
Infrared Optics             $19,891       $17,572     $39,797    $35,926
Near-Infrared Optics          5,181         5,679      11,132     11,146
Military Infrared Optics      6,517         5,799      12,199     11,593
Other                         3,046         2,381       5,601      4,337
-------------------         --------     --------     --------    -------
Total Revenues              $34,635       $31,431     $68,729    $63,002
                            ========     ========     ========    =======

Segment earnings (loss)
Infrared Optics             $ 5,158       $ 4,416     $10,609    $ 8,647
Near-Infrared Optics            148           396         692        758
Military Infrared Optics        245           234         239        491
Other                          (432)         (531)     (1,697)    (2,295)
-------------------         --------     --------     --------    -------
Total Segment Earnings      $ 5,119       $ 4,515     $ 9,843    $ 7,601
                            ========     ========     ========    =======


                             Three Months Ended        Six Months Ended
                                December 31,              December 31,
Other Selected              ---------------------     -------------------
Financial Information         2003         2002         2003       2002
----------------------      --------     --------     --------    -------

Earnings before interest,    $7,655       $6,376      $14,828     $11,997
income taxes, depreciation
and amortization (EBITDA)

Cash paid for capital        $2,966       $1,086      $ 5,719     $ 2,852
expenditures

Payments on indebtedness,    $2,385       $2,517      $ 3,397     $ 3,853
net of borrowings



II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information
(Unaudited) (cont.)
($000)


Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes


                             Three Months Ended        Six Months Ended
                                December 31,              December 31,
                            ---------------------     -------------------
                              2003         2002         2003       2002
                            --------     --------     --------    -------

Total Segment Earnings       $5,119       $4,515       $9,843     $7,601
Interest expense                117          247          251        525
Other (income) expense, net    (149)         601         (240)       487
                            --------     --------     --------    -------
  Earnings before            $5,151       $3,667       $9,832     $6,589
  income taxes              ========     ========     ========    =======


EBITDA                       $7,655       $6,376       $14,828    $11,997
Interest expense                117          247           251        525
Depreciation and              2,387        2,462         4,745      4,883
amortization                --------     --------     --------    -------
Earnings before              $5,151       $3,667       $ 9,832    $ 6,589
income taxes                ========     ========     ========    =======


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